Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Charter Power Systems, Inc. on Form S-8 (File No. 33- ) of our report dated March 22, 1996, on our audits of the consolidated financial statements of Charter Power Systems, Inc. as of January 31, 1996 and 1995, and for the years ended January 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Experts."


/s/ COOPERS & LYBRAND LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 16, 1996